NOTICE OF GUARANTEED DELIVERY

For Common Shares of

DNP SELECT INCOME FUND INC.

Subscribed for under the Primary Subscription

and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus dated             , 2012 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s Common Shares subscribed for under the Primary Subscription and pursuant to the Over-Subscription Privilege. Such form may be delivered by first class mail or overnight courier or sent by facsimile to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on September 21, 2012, unless such time is extended by the Fund as described in the Prospectus (as such time may be extended, the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606

If By Overnight Courier:	Computershare Attn: Corporate Action Dept. 480 Washington Boulevard, 27th FL Jersey City, NJ 07310

If By Facsimile:	(201) 680-4626 With the original Subscription Certificate to be sent by mail or overnight courier. Confirm facsimile by telephone to: (201) 680-4860.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA

A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT

CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Common Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $[            ] per Common Share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the third Business Day after the Expiration Date (September 26, 2012) unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full estimated Subscription Price for Common Shares subscribed for under the Primary Subscription and for any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Common Shares is indicated herein or in the Subscription Certificate.

DNP SELECT INCOME FUND INC.		Broker Assigned Control #

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary Subscription requested for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with the Common Shares Subscribed for under the Primary Subscription

	Rights	Common Shares (Rights ÷ by 8)	$

2. Over-Subscription		Number of Common Shares Requested Pursuant to the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the Common Shares Requested Pursuant to the Over-Subscription Privilege

		Common Shares:	$

3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested

	Rights	Common Shares:	$ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A. Through The Depository Trust Company (“DTC”)

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date